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                                                                    EXHIBIT 99.2

LEHMAN BROTHERS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(PRELIMINARY AND UNAUDITED)
(IN MILLIONS)

                                                    Six Months               Six Months Ended June 30, 1993
                                                       Ended           -----------------------------------------
                                                      June 30,           Lehman        Businesses
                                                       1994            Businesses        Sold         Historical
                                                   ------------        ----------      ----------     ----------
Revenues:
  Market making and principal transactions           $    467            $   549        $   282        $   831
  Investment banking                                      231                297            124            421
  Commissions                                             224                215            710            925
  Interest and dividends                                2,897              2,365            136          2,501
  Other                                                    28                 28            345            373
                                                     --------            -------        -------        -------
    Total revenues                                      3,847              3,454          1,597          5,051
  Interest expense                                      2,729              2,153            125          2,278
                                                     --------            -------        -------        -------
    Net revenues                                        1,118              1,301          1,472          2,773
                                                     --------            -------        -------        -------
Non-interest expenses:
  Compensation and benefits                               592                731            984          1,715
  Communications                                           75                 74            109            183
  Brokerage, commissions and clearance fees                77                 74            (18)            56
  Occupancy and equipment                                  50                 49             83            132
  Professional services                                    61                 51             32             83
  Advertising and market development                       48                 48             26             74
  Depreciation and amortization                            54                 40             40             80
  Other                                                    98                 66            104            170
  Severance charge                                         27
  Loss on sale of Shearson                                                                  535            535
  Reserves for non-core businesses                                            21            120            141
                                                     --------            -------        -------        -------
     Total non-interest expenses                        1,082              1,154          2,015          3,169
                                                     --------            -------        -------        -------
Income (loss) from continuing operations
    before taxes, cumulative effect of change
    in accounting principle and preferred
    dividend of subsidiary                                 36                147           (543)          (396)
  Provision for income taxes                                2                 58            105            163
                                                     --------            -------        -------        -------
Income (loss) from continuing operations
    before cumulative effect of change in
    accounting principle and preferred
    dividend of subsidiary                                 34                 89           (648)          (559)
Income from discontinued operations, net of taxes:
  Income from operations                                                                     24             24
  Gain on disposal                                                                          165            165
                                                     --------            -------        -------        -------
Net income from discontinued operations                                                     189            189
                                                     --------            -------        -------        -------
Income (loss) before cumulative effect of
    change in accounting principle and
    preferred dividend of subsidiary                       34                 89           (459)          (370)
  Cumulative effect of change in accounting
     principle                                            (13)
  Preferred dividend of subsidiary                        (34)               (34)                          (34)
                                                     --------            -------        -------        -------
Net income (loss)                                    $    (13)           $    55        $  (459)       $  (404)
                                                     ========            =======        =======        =======

Note: Certain prior period amounts have been reclassified to conform to the current year's presentation.